Exhibit 99.1

REVISED 6/18/10

NEWS RELEASE

Contact:	Jamie Wilburn or Lei Gainer, LHWH PR
(843) 448-1123 or email jwilburn@lhwh.com
Virtual News Room: www.lhwh.com for press kit and photos

COASTAL CAROLINA NATIONAL BANK NAMES DAWN KINARD  SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Kinard Brings Eleven Years Of Community Banking Experience To Coastal Carolina National Bank

June 21, 2010, Myrtle Beach, S.C. — Coastal Carolina National Bank (CCNB) in Myrtle Beach, S.C., has named Dawn Kinard senior vice president and chief financial officer, effective July 6, 2010. Kinard will be responsible for financial planning and reporting, accounting, budgeting and forecasting for CCNB. Kinard will be the chief financial officer for Coastal Carolina Bancshares, Inc., the bank holding company, as well as the chief financial officer for the wholly-owned subsidiary, CCNB.

Prior to her appointment at CCNB, she served as the chief financial officer for  Buckhead Community Bank in Atlanta, Ga., and previously worked at The Coastal Bank in Savannah, Ga.

Kinard graduated from The University of Georgia with a Bachelors of Business Administration, with a concentration in finance. She is married and has two children.

“Dawn brings a strong background in community banking to CCNB,” said Mike Owens, president and chief executive officer of Coastal Carolina National Bank.”She will be a great asset as we continue to build CCNB’s presence in Myrtle Beach and serve our community.”

About Coastal Carolina National Bank

Coastal Carolina National Bank (CCNB) is a community bank serving the greater Grand Strand area. As a community-oriented and locally-operated financial institution focused on providing personalized service, CCNB offers a full-range of banking services designed to meet the specific needs of individuals and small and medium-sized businesses.

More information is available online at www.myccnb.com or by calling Coastal Carolina National Bank at 839-2265.